Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:	Aida Orphan	Media Contact:	Mark Cazares
	Levi Strauss & Co.		Levi Strauss & Co.
	(415) 501-6194		(415) 501-7777
	Investor-Relations@levi.com		NewsMediaRequests@levi.com
LEVI STRAUSS & CO. REPORTS FOURTH-QUARTER RESULTS
REPORTED NET REVENUES GREW 1%, ORGANIC NET REVENUES UP 5%
BROAD-BASED STRENGTH INCLUDING HIGH-SINGLE DIGIT COMPS IN DTC
CONTINUING OPERATIONS DILUTED EPS OF $0.40, ADJ DILUTED EPS OF $0.41
STRONG FY 2025 FINANCIAL RESULTS WITH ACCELERATED REVENUE GROWTH AND MARGIN EXPANSION
FY 2026 GUIDANCE INCLUDES MID-SINGLE DIGIT TOPLINE GROWTH AND ADJUSTED EBIT MARGIN EXPANSION
___________
SAN FRANCISCO (January 28, 2026) – Levi Strauss & Co. (NYSE: LEVI) today announced financial results for the fourth quarter and fiscal year ended November 30, 2025.
“Over the past few years, we’ve taken bold steps toward becoming a DTC-first, head-to-toe denim lifestyle brand,” said Michelle Gass, President and CEO of Levi Strauss & Co. “We have narrowed our focus, improved operational execution and built greater agility across the organization. As a result, we’ve elevated the Levi’s® brand and delivered faster growth and higher profitability, as reflected by our Q4 and full year 2025 results. While we still have important work ahead, the company is at an inflection point—emerging as a stronger, more resilient global business ready to define the next chapter of LS&Co.”
“We are sustaining our momentum, delivering 5% organic growth in the fourth quarter on top of an 8% increase in the prior year. Our success in denim lifestyle has enabled us to expand our addressable market, positioning us for mid-single digit growth in 2026 and beyond,” said Harmit Singh, Chief Financial and Growth Officer of Levi Strauss & Co. “Our disciplined approach to converting growth into profitability has improved adjusted EBIT margin in 2025 for the third year in a row, and we are on track to expand margins further as we strive toward 15%. Our confidence in this trajectory is reflected in a new $200 million ASR program.”
Financial Highlights for the Fourth Quarter
•Net Revenues of $1.8 billion increased 1% on a reported basis and 5% on an organic basis versus Q4 2024. Organic Net Revenues exclude the impacts of foreign exchange rates, divested or wound down businesses, acquisitions, and any 53rd week from the change in reported net revenues.
•In the Americas, net revenues decreased 4% on a reported basis and increased 2% on an organic basis. Within the Americas, the U.S. decreased 7% on a reported basis and was flat on an organic basis.
•In Europe, net revenues increased 8% on a reported basis and 10% on an organic basis.
•In Asia, net revenues increased 2% on a reported basis and 4% on an organic basis.
•Beyond Yoga® increased 37% on a reported basis and 45% on an organic basis.
•DTC (Direct-to-Consumer) net revenues increased 8% on a reported basis and 10% on an organic basis. DTC growth on a reported basis reflected a 3% increase in the U.S., a 9% increase in Europe and an 11% increase in Asia. DTC growth on an organic basis reflected a 10% increase in the U.S., an 8% increase in Europe and a 12% increase in Asia. Net revenues from e-commerce grew 19% on a reported basis and 22% on an organic basis. DTC comprised 49% of total net revenues in the fourth quarter.

•Wholesale net revenues decreased 5% on a reported basis and were flat on an organic basis.

	Net Revenues				Operating Income (loss)
	Three Months Ended		Increase (Decrease) As Reported	Increase (Decrease) Organic Net Revenues	Three Months Ended		Increase (Decrease) As Reported
($ millions)	November 30, 2025	December 1, 2024			November 30, 2025	December 1, 2024
Americas	$959	$995	(4)%	2%	$211	$264	(20)%
Europe	$469	$434	8%	10%	$104	$80	30%
Asia	$291	$286	2%	4%	$28	$24	17%
Beyond Yoga®	$46	$34	37%	45%	$(1)	$(10)	90%
___________
* Not meaningful
•Operating margin was 11.9% in both Q4 2025 and Q4 2024. Adjusted EBIT margin was 12.1% compared to 13.9% last year primarily due to the impact of lapping the 53rd week and tariffs.
◦Gross margin was 60.8% compared to 61.8% in Q4 2024 primarily due to the impact of tariffs, partially offset by initial price increases.
◦Selling, general and administrative (SG&A) expenses were $860 million compared to $859 million in Q4 2024. Adjusted SG&A expenses were up 2.6% to $859 million compared to $838 million last year due to the higher-than-expected net revenues driving higher selling and incentive expenses, higher costs associated with the transition of our U.S. distribution network and unfavorable foreign exchange.
•Interest and other income (expense), net, which includes foreign exchange gains and losses, were expenses of $12 million in the aggregate in both Q4 2025 and Q4 2024.
•The effective income tax rate was 19.4%, compared to 8.1% in Q4 2024.
•Net income from continuing operations was $160 million compared to $180 million in Q4 2024. Adjusted net income was $163 million compared to $200 million in Q4 2024.
•Diluted earnings per share from continuing operations was $0.40 compared to $0.45 in Q4 2024. Adjusted diluted earnings per share was $0.41 compared to $0.49 in Q4 2024.
Fiscal year 2025 results are included in the company’s Annual Report on Form 10-K for the year ended November 30, 2025.
Financial Highlights for the Full Year
•Reported net revenues of $6.3 billion were up 4% versus FY 2024, and up 7% on an organic basis.
•Gross margin was 61.7%, 110 basis points above FY 2024.
•Operating margin was 10.8% compared to 4.4% in FY 2024; Adjusted EBIT margin was 11.4% compared to 10.7% in FY 2024.
•Net income from continuing operations was $502 million, up from $210 million in FY 2024; Adjusted net income was $537 million, up from $499 million in FY 2024.
•Diluted EPS from continuing operations was $1.26, up from $0.52 in FY 2024; Adjusted diluted EPS was $1.34, up from $1.24 in FY 2024.
•Net cash from operating cash flows of $530 million; Adjusted Free Cash Flow generation of $308 million.
•The company returned $363 million in capital to shareholders, up 26% to prior year.

Highlights include:

	Three Months Ended		Increase As Reported	Increase Organic Net Revenues	Year Ended		Increase As Reported	Increase Organic Net Revenues
($ millions)	November 30, 2025	December 1, 2024			November 30, 2025	December 1, 2024
Net revenues	$1,766	$1,750	1%	5%	$6,282	$6,032	4%	7%

	Three Months Ended		Increase (Decrease) As Reported	Increase (Decrease) Constant Currency	Year Ended		Increase (Decrease) As Reported	Increase (Decrease) Constant Currency
($ millions, except per-share amounts)	November 30, 2025	December 1, 2024			November 30, 2025	December 1, 2024
Net income from continuing operations	$160	$180	(11)%	*	$502	$210	139%	*
Adjusted net income	$163	$200	(19)%	(19)%	$537	$499	8%	8%
Adjusted EBIT	$213	$243	(12)%	(15)%	$719	$645	11%	11%
Diluted earnings per share from continuing operations	$0.40	$0.45	(5)¢	*	$1.26	$0.52	74¢	*
Adjusted diluted earnings per share	$0.41	$0.49	(8)¢	(9)¢	$1.34	$1.24	10¢	10¢
___________
* Not provided

Additional information regarding Adjusted SG&A, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, Adjusted diluted earnings per share, Adjusted free cash flow as well as amounts presented on an organic net revenues basis and constant currency basis, all of which are non-GAAP financial measures, is provided at the end of this press release.
Balance Sheet Review as of November 30, 2025
•Cash and cash equivalents were $758 million, while total liquidity was approximately $1.7 billion.
•Total inventories increased 9% on a dollar basis compared to Q4 2024.
Dockers® Sale
On July 31, 2025, the company sold the Dockers® intellectual property and operations in the U.S. and Canada. The sale of the remaining Dockers® operations is expected to occur over the course of Q1 and be completed on or around February 27, 2026.
Shareholder Returns
In the fourth quarter, the company returned $55 million to shareholders in the form of dividends representing a dividend of $0.14 per share, up 6% from prior year, and took delivery of and retired approximately 0.6 million shares for a total of 5.6 million shares over the entirety of the accelerated share repurchase program.
For the full year, the company returned $363 million to shareholders, a 26% increase over prior year, including:
•Dividends of $213 million, representing an annual dividend of $0.54 per share, up 7% from prior year;
•Share repurchases of $150 million reflecting 7.2 million shares retired, up 67% from prior year.
In line with the company’s capital allocation strategy, the company intends to enter into an accelerated share repurchase agreement (ASR) to repurchase $200 million of its Class A common stock.

As of November 30, 2025, the company had $440 million remaining under its current share repurchase authorization, which has no expiration date.
The company declared a dividend of $0.14 per share totaling approximately $55 million, payable in cash on February 25, 2026 to the holders of record of Class A common stock and Class B common stock at the close of business on February 10, 2026.
Fiscal 2026 Guidance
Guidance for 2026 is based on continuing operations, reflecting the Dockers® business being reported in discontinued operations. Guidance assumes U.S. tariffs on imports from China remain at 30% and Rest-of-World at 20%.
The following guidance is provided for the year ending November 29, 2026:
•Reported net revenues growth: 5% to 6%
•Organic net revenues growth: 4% to 5%
•Gross margin: flat to prior year
•Adjusted EBIT margin: expanding to 11.8% to 12%
•Tax rate: approximately 23%, 2 points higher than prior year
•Adjusted diluted EPS: $1.40 to $1.46. This includes an approximate $0.04 headwind from a higher tax rate.
This outlook also assumes no significant worsening of macro-economic pressures on the consumer, inflationary pressures, supply chain disruptions, potential tariffs or currency fluctuations. A reconciliation of non-GAAP forward looking information to the corresponding GAAP measures cannot be provided without unreasonable efforts due to the challenge in quantifying various items including but not limited to, the effects of foreign currency fluctuations, taxes, potential tariffs, and any future restructuring, restructuring-related, severance and other charges.
Investor Conference Call
To access the conference call, please pre-register on https://register-conf.media-server.com/register/BIcf88cb3739da4c42a728e9ba5eb15ff0 and you will receive confirmation with dial-in details. A live webcast of the event can be accessed on https://edge.media-server.com/mmc/p/2vvyobak.
A replay of the webcast will be available on http://investors.levistrauss.com starting approximately two hours after the event and archived on the site for one quarter.
About Levi Strauss & Co.
Levi Strauss & Co. (LS&Co.) is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Levi Strauss Signature™, and Beyond Yoga® brands. Its products are sold in approximately 120 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 3,300 retail stores and shop-in-shops. Levi Strauss & Co.'s reported 2025 net revenues were $6.3 billion. For more information, go to http://levistrauss.com, and for financial news and announcements go to http://investors.levistrauss.com.
Forward-Looking Statements
This press release and related conference call contains, in addition to historical information, forward-looking statements, including statements related to: future financial results, including the company’s expectations for the full fiscal year 2026 net revenues (both reported and on an organic net revenues basis), gross margin, adjusted EBIT margins, adjusted SG&A, adjusted diluted earnings per share and effective tax rate; business and market outlook; consumer preferences; progress against strategic priorities; the ongoing restructuring of our operations and our ability to achieve any anticipated cost savings associated with such restructuring; trajectory of direct-to-consumer business; macroeconomic conditions, including impacts of newly imposed or threatened U.S. tariffs and any additional retaliatory measures by impacted exporting countries; impacts of foreign currency exchange; capital expenditures; pricing initiatives; inventory growth; new store openings; investments in high growth initiatives; future dividend payments and share repurchases; the pending sale of our global Dockers® business; and efforts to diversify product categories and distribution channels, and the related revenue projections. The company has based these forward-looking statements on its current reasonable assumptions, expectations and projections about future events. Words such as, but not limited to, “believe,” “will,” “may,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “could” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessary estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which are beyond our control, that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in the company's filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for fiscal 2025, especially in the “Management's Discussion and Analysis of Financial Condition and Results of Operations”, “Summary of Risk Factors” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release and related conference call may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this press release and related conference call. The company is not under any obligation and does not intend to update or revise any of the forward-looking statements contained in this press release and related conference call to reflect circumstances existing after the date of this press release and related conference call or to reflect the occurrence of future events, even if such circumstances or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
Non-GAAP Financial Measures
The company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the SEC. To supplement its financial statements prepared and presented in accordance with GAAP, the company uses certain non-GAAP financial measures, such as Adjusted SG&A, Adjusted SG&A margin, Adjusted EBIT (both reported and on a constant-currency basis), Adjusted EBIT margin (both reported and on a constant-currency basis), Adjusted EBITDA, Adjusted net income (both reported and on a constant-currency basis), Adjusted diluted earnings per share (both reported and on a constant-currency basis), organic net revenues, Adjusted free cash flow, and return on invested capital to provide investors with additional useful information about its financial performance, to enhance the overall understanding of its past performance and future prospects and to allow for greater transparency with respect to important metrics used by management for financial and operating decision-making. The company presents these non-GAAP financial measures to assist investors in seeing its financial performance from management's view and because it believes they provide an additional tool for investors to use in computing the company's core financial performance over multiple periods with other companies in its industry. The tables found below present Adjusted SG&A, Adjusted SG&A margin, Adjusted EBIT (both reported and on a constant-currency basis), Adjusted EBIT margin (both reported and on a constant-currency basis), Adjusted EBITDA, Adjusted net income (both reported and on a constant-currency basis), Adjusted diluted earnings per share (both reported and on a constant-currency basis), organic net revenues, Adjusted free cash flow, and return on invested capital and corresponding reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. Certain items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities; (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. The company urges investors to review the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate its business. See “RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES” below for reconciliation to the most comparable GAAP financial measures. A reconciliation of non-GAAP forward looking information to the corresponding GAAP measures cannot be provided without unreasonable efforts due to the challenge in quantifying various items including but not limited to, the effects of foreign currency fluctuations, taxes, and any future restructuring, restructuring-related, severance and other charges.
Organic Net Revenues and Constant-Currency
The company reports net revenues in accordance with GAAP, as well as on an organic net revenues basis in order to facilitate period-to-period comparisons of our revenues which excludes the impact of fluctuating foreign currency exchange rates from the change in reported net revenues, net revenues derived from business acquisitions, divestitures or wind downs impacting the comparable reporting date and the estimated impact of any 53rd week. The company reports certain operating results in accordance with GAAP, as well as on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. These measures exclude the results of our Dockers® business, which is classified as discontinued operations.
The term foreign currency exchange rates refers to the exchange rates used to translate the company's operating results for all countries where the functional currency is not the U.S. Dollar into U.S. Dollars. Because the company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, the company's financial results are affected positively by a weaker U.S. Dollar and are affected negatively by a stronger U.S. Dollar as compared to the foreign currencies in which it conducts its business. References to operating results on a constant-currency basis mean operating results without the impact of foreign currency translation fluctuations.
The company calculates constant-currency amounts by translating local currency amounts in the prior-year period at actual foreign currency exchange rates for the current period. Constant-currency results do not eliminate the transaction currency impact, which primarily includes the realized and unrealized gains and losses recognized from the measurement and remeasurement of purchases and sales of products in a currency other than the functional currency and of forward foreign exchange contracts.
The company believes disclosure of organic net revenues and Adjusted EBIT constant-currency, Adjusted EBIT Margin constant-currency and Adjusted Net Income constant-currency results is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of the underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, organic net revenues and constant-currency results are non-GAAP financial measures and are not meant to be considered in isolation or as a substitute for comparable measures prepared in accordance with GAAP. Organic net revenues and constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. Organic net revenues and constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

Source: Levi Strauss & Co. Investor Relations
# # #

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	November 30, 2025	December 1, 2024

	(Dollars in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$757.9	$690.0
Short-term investments in marketable securities	90.9	—
Trade receivables, net	774.7	710.0
Inventories	1,237.7	1,131.3
Other current assets	238.5	211.7
Current assets held for sale	54.0	108.1
Total current assets	3,153.7	2,851.1
Property, plant and equipment, net	681.8	687.4
Goodwill	280.6	277.6
Other intangible assets, net	194.4	196.6
Deferred tax assets, net	830.1	798.5
Operating lease right-of-use assets, net	1,148.2	1,065.5
Other non-current assets	538.7	463.9
Non-current assets held for sale	21.3	34.9
Total assets	$6,848.8	$6,375.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$597.6	$663.4
Accrued salaries, wages and employee benefits	244.7	234.2
Accrued sales returns and allowances	226.1	193.4
Short-term operating lease liabilities	260.7	247.4
Other accrued liabilities	703.4	672.1
Total current liabilities	2,032.5	2,010.5
Long-term debt	1,039.2	994.0
Long-term operating lease liabilities	1,005.6	943.0
Long-term employee related benefits	252.7	253.6
Other long-term liabilities	240.2	203.9
Total liabilities	4,570.2	4,405.0

Commitments and contingencies

Stockholders’ Equity:
Common stock — $0.001 par value; 1,200,000,000 Class A shares authorized; 103,620,225 shares and 103,984,741 shares issued and outstanding as of November 30, 2025 and December 1, 2024, respectively; and 422,000,000 Class B shares authorized, 286,756,831 shares and 291,411,568 shares issued and outstanding, as of November 30, 2025 and December 1, 2024, respectively	0.4	0.4
Additional paid-in capital	788.1	732.6
Retained earnings	1,897.3	1,672.0
Accumulated other comprehensive loss	(407.2)	(434.5)
Total stockholders’ equity	2,278.6	1,970.5
Total liabilities and stockholders’ equity	$6,848.8	$6,375.5

The notes accompanying our consolidated financial statements in our Form 10-K are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	(Unaudited)
	Three Months Ended		Twelve Months Ended
	November 30, 2025	December 1, 2024	November 30, 2025	December 1, 2024

	(Dollars in millions, except per share amounts)
Net revenues	$1,765.8	$1,749.9	$6,282.0	$6,032.0
Cost of goods sold	693.0	668.9	2,404.2	2,374.9
Gross profit	1,072.8	1,081.0	3,877.8	3,657.1
Selling, general and administrative expenses	859.8	858.5	3,173.2	3,091.9
Restructuring charges, net	2.4	14.0	24.5	185.6
Goodwill and other intangible asset impairment charges	—	—	2.5	116.9
Operating income	210.6	208.5	677.6	262.7
Interest expense	(13.4)	(11.4)	(48.6)	(41.8)
Other income (expense), net	1.5	(1.0)	5.0	(3.3)
Income from continuing operations before income taxes	198.7	196.1	634.0	217.6
Income tax expense	38.5	15.8	132.0	7.2
Net income from continuing operations	160.2	180.3	502.0	210.4
Net income (loss) from discontinued operations, net of taxes	(2.2)	2.2	76.1	0.2
Net income	$158.0	$182.5	$578.1	$210.6
Earnings (loss) per common share:
Continuing operations - Basic	$0.41	$0.45	$1.27	$0.53
Discontinued operations - Basic	(0.01)	0.01	0.19	—
Net income - Basic	$0.40	$0.46	$1.46	$0.53

Continuing operations - Diluted	$0.40	$0.45	$1.26	$0.52
Discontinued operations - Diluted	—	0.01	0.19	—
Net income - Diluted	$0.40	$0.46	$1.45	$0.52
Weighted-average common shares outstanding:
Basic	392,283,580	397,118,902	395,524,593	398,233,739
Diluted	397,162,529	400,977,404	399,749,260	402,368,603

The notes accompanying our consolidated financial statements in our Form 10-K are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	November 30, 2025	December 1, 2024

	(Dollars in millions)
Cash Flows from Operating Activities:
Net income	$578.1	$210.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	206.3	193.2
Goodwill and other intangible asset impairment	2.5	116.9
Property, plant, equipment and right-of-use asset impairment, and gain/loss on early lease terminations, net	16.3	22.3
Gain on sale of business, prior to costs to sell	(155.6)	—
Gain on sale of assets	(8.5)	—
Realized (gain) loss on foreign currency contracts not designated for hedge accounting	(24.3)	17.4
Realized gain on foreign currency contracts designated for hedge accounting	(12.4)	(2.4)
Stock-based compensation	81.6	62.8
Benefit from deferred income taxes	(16.4)	(91.1)
Other, net	19.7	18.2
Net change in operating assets and liabilities	(157.7)	350.5
Net cash provided by operating activities	529.6	898.4
Cash Flows from Investing Activities:
Proceeds from sale of business	194.7	—
Purchases of property, plant and equipment	(221.4)	(227.5)
Net proceeds from sales of assets	23.1	—
Payments for business acquisition	—	(34.4)
Proceeds (payments) on settlement of forward foreign exchange contracts not designated for hedge accounting	24.3	(17.4)
Payments to acquire short-term investments	(135.2)	—
Proceeds from sale, maturity and collection of short-term investments	45.8	—
Other investing activities, net	—	(1.8)
Net cash used for investing activities	(68.7)	(281.1)
Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt, net of issuance costs	542.5	—
Repayments of long-term debt including extinguishment costs	(550.4)	—
Accelerated share repurchase	(120.0)	—
Repurchase of common stock	(30.5)	(90.1)
Tax withholdings on equity awards	(21.7)	(24.7)
Dividend to stockholders	(212.9)	(198.5)
Other financing activities, net	(7.2)	(6.0)
Net cash used for financing activities	(400.2)	(319.3)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	7.2	(6.8)
Net increase (decrease) in cash and cash equivalents and restricted cash	67.9	291.2
Beginning cash and cash equivalents	690.0	398.8
Ending cash and cash equivalents	$757.9	$690.0

Noncash Investing Activity:
Property, plant and equipment acquired and not yet paid at end of period	$51.4	$65.4

Supplemental disclosure of cash flow information:
Cash paid for interest during the period	$37.0	$38.2
Cash paid for income taxes during the period, net of refunds	159.8	102.3
The notes accompanying our consolidated financial statements in our Form 10-K are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE FOURTH QUARTER AND FISCAL YEAR 2025
The following information relates to non-GAAP financial measures, and should be read in conjunction with the investor call held on January 28, 2026, discussing the company’s financial condition and results of operations as of and for the quarter and year ended November 30, 2025. Because the results of our Dockers® business are classified as discontinued operations, those results are not reflected in our non-GAAP measures.
We define the following non-GAAP measures as follows:

Most comparable GAAP measure	Non-GAAP measure	Non-GAAP measure definition
Selling, general and administrative expenses (“SG&A”)	Adjusted SG&A	SG&A excluding acquisition and integration related charges, property, plant, and equipment impairment, and restructuring related charges and other, net.
SG&A margin	Adjusted SG&A margin	Adjusted SG&A as a percentage of net revenues
Net income from continuing operations	Adjusted EBIT
Net income from continuing operations excluding income tax expense, interest expense, other (income) expense, net, acquisition and integration related charges, property, plant, and equipment impairment, goodwill and other intangible asset impairment charges, restructuring charges, net and restructuring related charges and other, net.

Net income margin from continuing operations	Adjusted EBIT margin	Adjusted EBIT as a percentage of net revenues
Net income from continuing operations	Adjusted EBITDA	Adjusted EBIT excluding depreciation and amortization expense
Net income from continuing operations	Adjusted net income
Net income from continuing operations excluding acquisition and integration related charges, property, plant, and equipment impairment, goodwill and other intangible asset impairment charges, restructuring charges, net, restructuring related charges and other, net, and loss on early extinguishment of debt, adjusted to give effect to the income tax impact of such adjustments.

Net income margin from continuing operations	Adjusted net income margin	Adjusted net income as a percentage of net revenues
Diluted earnings per share from continuing operations	Adjusted diluted earnings per share	Adjusted net income per weighted-average number of diluted common shares outstanding

Adjusted SG&A:
The following table presents a reconciliation of SG&A, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted SG&A for each of the periods presented.

	Three Months Ended		Twelve Months Ended
	November 30, 2025	December 1, 2024	November 30, 2025	December 1, 2024

	(Dollars in millions)
Most comparable GAAP measure:
Selling, general and administrative expenses	$859.8	$858.5	$3,173.2	$3,091.9

Non-GAAP measure:
Selling, general and administrative expenses	859.8	858.5	3,173.2	3,091.9
Acquisition and integration related charges(1)	—	—	—	(4.0)
Property, plant, and equipment impairment(2)	—	—	—	(11.1)
Restructuring related charges and other, net(3)	(0.4)	(20.6)	(14.4)	(65.1)
Adjusted SG&A	$859.4	$837.9	$3,158.8	$3,011.7

SG&A margin	48.7%	49.1%	50.5%	51.3%
Adjusted SG&A margin	48.7%	47.9%	50.3%	49.9%
_____________

(1)	Acquisition and integration related charges includes acquisition-related compensation subject to the continued employment of certain Beyond Yoga® employees. In the first quarter of 2024, their employment ceased, resulting in the acceleration of the remaining compensation.
(2)	For the year ended December 1, 2024, property, plant, and equipment impairment primarily includes charges of $11.1 million of impairments related to technology projects discontinued as a result of Project Fuel.
(3)	For the three-month period ended December 1, 2024, restructuring related charges and other, net primarily relates to consulting fees associated with our restructuring initiative of $20.0 million and transaction and deal related costs of $1.6 million.
For the year ended November 30, 2025, restructuring related charges and other, net primarily consists of $12.1 million of Project Fuel related costs which includes consulting costs, distribution center transition costs, and employee incentives related to executing the Dockers transaction, as well as other costs including legal settlements of $3.5 million, offset by an insurance recovery of $1.5 million.
For the year ended December 1, 2024, restructuring related charges and other, net primarily relates to consulting fees associated with our restructuring initiative of $54.3 million, legal settlements of $8.4 million, certain executive separation charges of $2.7 million, and transaction and deal related costs of $3.3 million, offset by a favorable sales-tax related settlement of $4.4 million.

Adjusted EBIT and Adjusted EBITDA:
The following table presents a reconciliation of net income from continuing operations, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBIT and Adjusted EBITDA for each of the periods presented.

	Three Months Ended		Twelve Months Ended
	November 30, 2025	December 1, 2024	November 30, 2025	December 1, 2024

	(Dollars in millions)
Most comparable GAAP measure:
Net income from continuing operations	$160.2	$180.3	$502.0	$210.4

Non-GAAP measure:
Net income from continuing operations	160.2	180.3	502.0	210.4
Income tax expense	38.5	15.8	132.0	7.2
Interest expense	13.4	11.4	48.6	41.8
Other (income) expense, net	(1.5)	1.0	(5.0)	3.3
Acquisition and integration related charges(1)	—	—	—	4.0
Property, plant, and equipment impairment(2)	—	—	—	11.1
Goodwill and other intangible asset impairment charges(3)	—	—	2.5	116.9
Restructuring charges, net(4)	2.4	14.0	24.5	185.6
Restructuring related charges and other, net(5)	0.4	20.6	14.4	65.1
Adjusted EBIT	$213.4	$243.1	$719.0	$645.4
Depreciation and amortization(6)	54.8	53.2	206.0	188.4
Adjusted EBITDA	$268.2	$296.3	$925.0	$833.8

Net income margin from continuing operations	9.1%	10.3%	8.0%	3.5%
Adjusted EBIT margin	12.1%	13.9%	11.4%	10.7%
____________

(1)	Acquisition and integration related charges includes acquisition-related compensation subject to the continued employment of certain Beyond Yoga® employees. In the first quarter of 2024, their employment ceased, resulting in the acceleration of the remaining compensation.
(2)	For the year ended December 1, 2024, property, plant, and equipment impairment primarily includes charges of $11.1 million of impairments related to technology projects discontinued as a result of Project Fuel.
(3)	For the year ended November 30, 2025, goodwill impairment charges includes the recognition of a $2.5 million goodwill impairment charge related to our business in Bolivia.
For the year ended December 1, 2024, goodwill and other intangible asset impairment charges includes impairment charges of $36.3 million to Beyond Yoga® reporting unit goodwill, $66.0 million related to the Beyond Yoga® trademark, $9.1 million related to the Beyond Yoga® customer relationship intangible assets and a $5.5 million goodwill impairment charge related to our footwear business.
(4)	For the three-month period ended November 30, 2025, restructuring charges, net includes $2.4 million in connection with Project Fuel, primarily consisting of severance and other post-employment benefit charges.
For the three-month period ended December 1, 2024 restructuring charges, net includes $14.0 million related to Project Fuel consisting primarily of severance and other post-employment benefit charges, contract terminations and asset impairments.
For the year ended November 30, 2025, restructuring charges, net includes $24.5 million in connection with Project Fuel consisting of $9.2 million of asset impairment in connection with the closures of distribution centers, $21.1 million of severance and other post-employment benefit charges, and $3.5 million of contract terminations and other costs, partially offset by a $9.3 million gain on the sale of a previously closed distribution center.
For the year ended December 1, 2024 restructuring charges, net includes $185.6 million related to Project Fuel consisting primarily of severance and other post-employment benefit charges, contract terminations and asset impairments.
(5)	For the three-month period ended December 1, 2024, restructuring related charges and other, net primarily relates to consulting fees associated with our restructuring initiative of $20.0 million and transaction and deal related costs of $1.6 million.
For the year ended November 30, 2025, restructuring related charges and other, net primarily consists of $12.1 million of Project Fuel related costs which includes consulting costs, distribution center transition costs, and employee incentives related to executing the Dockers transaction, as well as other costs including legal settlements of $3.5 million, offset by an insurance recovery of $1.5 million.
For the year ended December 1, 2024, restructuring related charges and other, net primarily relates to consulting fees associated with our restructuring initiative of $54.3 million, legal settlements of $8.4 million, certain executive separation charges of $2.7 million, and transaction and deal related costs of $3.3 million, offset by a favorable sales-tax related settlement of $4.4 million.
(6)	Depreciation and amortization for the three-month periods ended November 30, 2025 and December 1, 2024 is net of $0.1 million and 0.1 million, respectively, of amortization included in restructuring related charges, severance and other, net.
Depreciation and amortization for the years ended November 30, 2025 and December 1, 2024 is net of $0.3 million and $0.3 million, respectively, of amortization included in restructuring related charges and other, net.

Adjusted Net Income:
The following table presents a reconciliation of net income from continuing operations, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted net income for each of the periods presented.

	Three Months Ended		Twelve Months Ended
	November 30, 2025	December 1, 2024	November 30, 2025	December 1, 2024

	(Dollars in millions)
Most comparable GAAP measure:
Net income from continuing operations	$160.2	$180.3	$502.0	$210.4

Non-GAAP measure:
Net income from continuing operations	160.2	180.3	502.0	210.4
Acquisition and integration related charges(1)	—	—	—	4.0
Property, plant, and equipment impairment(2)	—	—	—	11.1
Goodwill and other intangible asset impairment charges(3)	—	—	2.5	116.9
Restructuring charges, net(4)	2.4	14.0	24.5	185.6
Restructuring related charges and other, net(5)	0.6	20.7	15.7	61.1
Loss on early extinguishment of debt	—	—	1.5	—
Tax impact of adjustments(6)	(0.3)	(15.1)	(9.1)	(89.7)
Adjusted net income	$162.9	$199.9	$537.1	$499.4

Net income margin from continuing operations	9.1%	10.3%	8.0%	3.5%
Adjusted net income margin	9.2%	11.4%	8.5%	8.3%
_____________

(1)	Acquisition and integration related charges includes acquisition-related compensation subject to the continued employment of certain Beyond Yoga® employees. In the first quarter of 2024, their employment ceased, resulting in the acceleration of the remaining compensation.
(2)	For the year ended December 1, 2024, property, plant, and equipment impairment primarily includes charges of $11.1 million of impairments related to technology projects discontinued as a result of Project Fuel.
(3)	For the year ended November 30, 2025, goodwill impairment charges includes the recognition of a $2.5 million goodwill impairment charge related to our business in Bolivia.
For the year ended December 1, 2024, goodwill and other intangible asset impairment charges includes impairment charges of $36.3 million to Beyond Yoga® reporting unit goodwill, $66.0 million related to the Beyond Yoga® trademark, $9.1 million related to the Beyond Yoga® customer relationship intangible assets and a $5.5 million goodwill impairment charge related to our footwear business.
(4)	For the three-month period ended November 30, 2025, restructuring charges, net includes $2.4 million in connection with Project Fuel, primarily consisting of severance and other post-employment benefit charges.
For the three-month period ended December 1, 2024 restructuring charges, net includes $14.0 million related to Project Fuel consisting primarily of severance and other post-employment benefit charges, contract terminations and asset impairments.
For the year ended November 30, 2025, restructuring charges, net includes $24.5 million in connection with Project Fuel consisting of $9.2 million of asset impairment in connection with the closures of distribution centers, $21.1 million of severance and other post-employment benefit charges, and $3.5 million of contract terminations and other costs, partially offset by a $9.3 million gain on the sale of a previously closed distribution center.
For the year ended December 1, 2024 restructuring charges, net includes $185.6 million related to Project Fuel consisting primarily of severance and other post-employment benefit charges, contract terminations and asset impairments.
(5)	For the three-month period ended December 1, 2024, restructuring related charges and other, net primarily relates to consulting fees associated with our restructuring initiative of $20.0 million and transaction and deal related costs of $1.6 million.
For the year ended November 30, 2025, restructuring related and other charges, net primarily consists of $12.1 million of Project Fuel related costs which includes consulting costs, distribution center transition costs, and employee incentives related to executing the Dockers transaction, as well as other costs including estimated legal settlements of $3.5 million, offset by an insurance recovery of $1.5 million. It additionally includes subrogation related to an insurance recovery of $1.3 million which was recorded within other income (expense).
For the year ended December 1, 2024, restructuring related charges and other, net primarily relates to consulting fees associated with our restructuring initiative of $54.3 million, legal settlements of $8.4 million, certain executive separation charges of $2.7 million, and transaction and deal related costs of $3.3 million, offset by a favorable sales-tax related settlement of $4.4 million.
(6)	Tax impact calculated using the annual effective tax rate, excluding discrete costs and benefits. For the year ended November 30, 2025, the effective tax rate used was approximately 21%. For the year ended December 1, 2024, the tax impact of the Beyond Yoga® impairment charges were calculated using the U.S. specific tax rate of 24%. Excluding the impacts of the Beyond Yoga® impairment charges and the strategic intercompany sale of intellectual property, the effective tax rate for the year ended December 1, 2024 is approximately 24%.

Adjusted Diluted Earnings per Share:
The following table presents a reconciliation of diluted earnings per share from continuing operations, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted diluted earnings per share for each of the periods presented.

	Three Months Ended		Twelve Months Ended
	November 30, 2025	December 1, 2024	November 30, 2025	December 1, 2024

	(Dollars in millions, except per share amounts)
Most comparable GAAP measure:
Diluted earnings per share from continuing operations	$0.40	$0.45	$1.26	$0.52

Non-GAAP measure:
Diluted earnings per share from continuing operations	$0.40	$0.45	$1.26	$0.52
Acquisition and integration related charges(1)	—	—	—	0.01
Property, plant, and equipment impairment(2)	—	—	—	0.03
Goodwill and other intangible asset impairment charges(3)	—	—	0.01	0.29
Restructuring charges, net(4)	0.01	0.03	0.06	0.46
Restructuring related charges and other, net(5)	—	0.05	0.04	0.15
Loss on early extinguishment of debt	—	—	—	—
Tax impact of adjustments(6)	—	(0.04)	(0.03)	(0.22)
Adjusted diluted earnings per share	$0.41	$0.49	$1.34	$1.24
_____________

(1)	Acquisition and integration related charges includes acquisition-related compensation subject to the continued employment of certain Beyond Yoga® employees. In the first quarter of 2024, their employment ceased, resulting in the acceleration of the remaining compensation.
(2)	For the year ended December 1, 2024, property, plant, and equipment impairment primarily includes charges of $11.1 million of impairments related to technology projects discontinued as a result of Project Fuel.
(3)	For the year ended November 30, 2025, goodwill impairment charges includes the recognition of a $2.5 million goodwill impairment charge related to our business in Bolivia.
For the year ended December 1, 2024, goodwill and other intangible asset impairment charges includes impairment charges of $36.3 million to Beyond Yoga® reporting unit goodwill, $66.0 million related to the Beyond Yoga® trademark, $9.1 million related to the Beyond Yoga® customer relationship intangible assets and a $5.5 million goodwill impairment charge related to our footwear business.
(4)	For the three-month period ended November 30, 2025, restructuring charges, net includes $2.4 million in connection with Project Fuel, primarily consisting of severance and other post-employment benefit charges.
For the three-month period ended December 1, 2024 restructuring charges, net includes $14.0 million related to Project Fuel consisting primarily of severance and other post-employment benefit charges, contract terminations and asset impairments.
For the year ended November 30, 2025, restructuring charges, net includes $24.5 million in connection with Project Fuel consisting of $9.2 million of asset impairment in connection with the closures of distribution centers, $21.1 million of severance and other post-employment benefit charges, and $3.5 million of contract terminations and other costs, partially offset by a $9.3 million gain on the sale of a previously closed distribution center.
For the year ended December 1, 2024 restructuring charges, net includes $185.6 million related to Project Fuel consisting primarily of severance and other post-employment benefit charges, contract terminations and asset impairments.
(5)	For the three-month period ended December 1, 2024, restructuring related charges and other, net primarily relates to consulting fees associated with our restructuring initiative of $20.0 million and transaction and deal related costs of $1.6 million.
For the year ended November 30, 2025, restructuring related and other charges, net primarily consists of $12.1 million of Project Fuel related costs which includes consulting costs, distribution center transition costs, and employee incentives related to executing the Dockers transaction, as well as other costs including estimated legal settlements of $3.5 million, offset by an insurance recovery of $1.5 million. It additionally includes subrogation related to an insurance recovery of $1.3 million which was recorded within other income (expense).
For the year ended December 1, 2024, restructuring related charges and other, net primarily relates to consulting fees associated with our restructuring initiative of $54.3 million, legal settlements of $8.4 million, certain executive separation charges of $2.7 million, and transaction and deal related costs of $3.3 million, offset by a favorable sales-tax related settlement of $4.4 million.
(6)	Tax impact calculated using the annual effective tax rate, excluding discrete costs and benefits. For the year ended November 30, 2025, the effective tax rate used was approximately 21%. For the year ended December 1, 2024, the tax impact of the Beyond Yoga® impairment charges were calculated using the U.S. specific tax rate of 24%. Excluding the impacts of the Beyond Yoga® impairment charges and the strategic intercompany sale of intellectual property, the effective tax rate for the year ended December 1, 2024 is approximately 24%.

Adjusted Free Cash Flow:
Adjusted free cash flow, a non-GAAP financial measure, includes net cash flow from operating activities less purchases of property, plant and equipment. We believe Adjusted free cash flow is an important liquidity measure of the cash that is available after capital expenditures for operational expenses and investment in our business. We believe Adjusted free cash flow is useful to investors because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet, invest in future growth and return capital to stockholders.
The following table presents a reconciliation of net cash flow from operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted free cash flow for each of the periods presented.

	Three Months Ended		Twelve Months Ended
	November 30, 2025	December 1, 2024	November 30, 2025	December 1, 2024

	(Dollars in millions)
Most comparable GAAP measure:
Net cash provided by operating activities	$266.8	$297.3	$529.6	$898.4
Net cash used for investing activities	(59.0)	(88.9)	(68.7)	(281.1)
Net cash used for financing activities	(63.1)	(90.2)	(400.2)	(319.3)

Non-GAAP measure:
Net cash provided by operating activities	$266.8	$297.3	$529.6	$898.4
Purchases of property, plant and equipment	(51.1)	(65.7)	(221.4)	(227.5)
Adjusted free cash flow	$215.7	$231.6	$308.2	$670.9

Return on Invested Capital:
We define Return on invested capital (“ROIC”) as the trailing four quarters of Adjusted net income before interest and after taxes divided by the average trailing five quarters of total invested capital. We define total invested capital as total debt plus shareholders' equity less cash and short-term investments. We believe ROIC is useful to investors as it quantifies how efficiently we generated operating income relative to the capital we have invested in the business.
Our calculation of ROIC is considered a non-GAAP financial measure because we calculate ROIC using the non-GAAP metric Adjusted net income. Although ROIC is a standard financial metric, numerous methods exist for calculating a company's ROIC. As a result, the method we use to calculate our ROIC may differ from the methods used by other companies. This metric is not defined by GAAP and should not be considered as an alternative to earnings measures defined by GAAP.
The table below sets forth the calculation of ROIC for each of the periods presented.

	Trailing Four Quarters
	November 30, 2025	December 1, 2024

	(Dollars in millions)
Net income from continuing operations	$502.0	$210.4

Numerator
Adjusted net income(1)	$537.1	$499.4
Interest expense	48.6	41.8
Adjusted income tax expense	141.1	96.9
Adjusted net income before interest and taxes	$726.8	$638.1
Income tax adjustment(2)	(151.1)	(103.7)
Adjusted net income before interest and after taxes	$575.7	$534.4
_____________
(1)Adjusted net income is reconciled from net income from continuing operations which is the most comparable GAAP measure. Refer to Adjusted net income table for more information.
(2)Tax impact calculated using the adjusted annual effective tax rate, excluding discrete costs and benefits.

	Average Trailing Five Quarters
	November 30, 2025	December 1, 2024

	(Dollars in millions)
Denominator
Total debt	$2,303.1	$2,184.6
Shareholders' equity	2,012.0	1,844.4
Cash and Short-term investments	(657.7)	(564.8)
Total invested Capital	$3,657.4	$3,464.2

Net income to Total invested capital	13.7%	6.1%
Return on Invested Capital	15.7%	15.4%

Organic Net Revenues and Constant-Currency:
The table below sets forth the calculation of net revenues by segment on an organic net revenues basis for each of the periods presented.

	Three Months Ended			Twelve Months Ended
	November 30, 2025	December 1, 2024	% Increase (Decrease)	November 30, 2025	December 1, 2024	% Increase (Decrease)

	(Dollars in millions)
Total revenues(1)
As reported	$1,765.8	$1,749.9	0.9%	$6,282.0	$6,032.0	4.1%
Impact of foreign currency exchange rates	—	31.6		—	4.5
Impact of 53rd week(2)	—	(78.4)		—	(78.4)
Net revenues from Denizen® wind down(3)	—	(5.5)		(2.3)	(32.5)
Net revenues from Footwear category wind down(4)	—	(15.5)		—	(65.8)
Organic net revenues	$1,765.8	$1,682.1	5.0%	$6,279.7	$5,859.8	7.2%
Americas
As reported	$959.2	$995.4	(3.6)%	$3,297.0	$3,200.6	3.0%
Impact of foreign currency exchange rates	—	9.5		—	(26.8)
Impact of 53rd week	—	(56.0)		—	(56.0)
Net revenues from Denizen® wind down(3)	—	(5.5)		(2.3)	(32.5)
Organic net revenues - Americas	$959.2	$943.4	1.7%	$3,294.7	$3,085.3	6.8%
Europe
As reported	$469.4	$434.1	8.1%	$1,699.3	$1,617.9	5.0%
Impact of foreign currency exchange rates	—	29.6		—	50.0
Impact of 53rd week	—	(20.5)		—	(20.5)
Net revenues from Footwear category wind down(4)	—	(15.5)		—	(65.8)
Organic net revenues - Europe	$469.4	$427.7	9.7%	$1,699.3	$1,581.6	7.4%
Asia
As reported	$290.9	$286.5	1.5%	$1,134.4	$1,082.4	4.8%
Impact of foreign currency exchange rates	—	(7.5)		—	(18.7)
Organic net revenues - Asia	$290.9	$279.0	4.3%	$1,134.4	$1,063.7	6.6%
Beyond Yoga®
As reported	$46.3	$33.9	36.6%	$151.3	$131.1	15.4%
Impact of 53rd week	—	(1.9)		—	(1.9)
Organic net revenues - Beyond Yoga®	$46.3	$32.0	44.7%	$151.3	$129.2	17.1%
_____________
(1)These measures exclude the results of our Dockers® business, which is classified as discontinued operations.
(2)Impact of 53rd week for the three and twelve months ended December 1, 2024 is presented on a continuing operations basis and excludes $6.1 million of net revenues from our Dockers® business, which is classified as discontinued operations.
(3)Net revenues from Denizen® wind down for the twelve months ended December 1, 2024 is presented on a constant-currency basis and include an unfavorable foreign currency impact of $0.7 million.
(4)Net revenues from Footwear category wind down for the three and twelve months ended December 1, 2024 are presented on a constant-currency basis and include a favorable foreign currency impact of $1.0 million and $2.6 million, respectively.

The table below sets forth the calculation of net revenues by channel on an organic net revenues basis for each of the periods presented.

	Three Months Ended			Twelve Months Ended
	November 30, 2025	December 1, 2024	% Increase (Decrease)	November 30, 2025	December 1, 2024	% Increase (Decrease)

	(Dollars in millions)
Total net revenues(1)
As reported	$1,765.8	$1,749.9	0.9%	$6,282.0	$6,032.0	4.1%
Impact of foreign currency exchange rates	—	31.6		—	4.5
Impact of 53rd week(2)	—	(78.4)		—	(78.4)
Net revenues from Denizen® wind down(3)	—	(5.5)		(2.3)	(32.5)
Net revenues from Footwear category wind down(4)	—	(15.5)		—	(65.8)
Organic net revenues	$1,765.8	$1,682.1	5.0%	$6,279.7	$5,859.8	7.2%
Wholesale
As reported	$903.8	$949.6	(4.8)%	$3,205.2	$3,222.9	(0.5)%
Impact of foreign currency exchange rates	—	13.8		—	(7.4)
Impact of 53rd week(2)	—	(41.4)		—	(41.4)
Net revenues from Denizen® wind down(3)	—	(5.5)		(2.3)	(32.5)
Net revenues from Footwear category wind down(4)	—	(15.5)		—	(65.8)
Organic net revenues - Wholesale	$903.8	$901.0	0.3%	$3,202.9	$3,075.8	4.1%
DTC
As reported	$862.0	$800.3	7.7%	$3,076.8	$2,809.1	9.5%
Impact of foreign currency exchange rates	—	17.8		—	11.9
Impact of 53rd week(2)	—	(37.0)		—	(37.0)
Organic net revenues - DTC	$862.0	$781.1	10.4%	$3,076.8	$2,784.0	10.5%
_____________
(1)These measures exclude the results of our Dockers® business, which is classified as discontinued operations.
(2)Impact of 53rd week for the three and twelve months ended December 1, 2024 is presented on a continuing operations basis and excludes $4.4 million and $1.7 million of wholesale and DTC net revenues, respectively, from our Dockers® business, which is classified as discontinued operations.
(3)Net revenues from Denizen® wind down for the twelve months ended December 1, 2024 is presented on a constant-currency basis and include an unfavorable foreign currency impact of $0.7 million.
(4)Net revenues from Footwear category wind down for the three and twelve months ended December 1, 2024 are presented on a constant-currency basis and include a favorable foreign currency impact of $1.0 million and $2.6 million, respectively.

The table below sets forth the calculation of net revenues by brand on an organic net revenues basis for each of the periods presented.

	Three Months Ended			Year Ended
	November 30, 2025	December 1, 2024	% Increase (Decrease)	November 30, 2025	December 1, 2024	% Increase (Decrease)

	(Dollars in millions)
Total Levi’s Brands net revenues
As reported	$1,719.5	$1,716.0	0.2%	$6,130.7	$5,900.9	3.9%
Impact of foreign currency exchange rates	—	31.6		—	4.5
Impact of 53rd week	—	(76.5)		—	(76.5)
Net revenues from Denizen® wind down(1)	—	(5.5)		(2.3)	(32.5)
Net revenues from Footwear category wind down(2)	—	(15.5)		—	(65.8)
Organic net revenues	$1,719.5	$1,650.1	4.2%	$6,128.4	$5,730.6	6.9%

Levi’s®
As reported	$1,646.3	$1,637.5	0.5%	$5,882.7	$5,641.8	4.3%
Impact of foreign currency exchange rates	—	31.6		—	5.5
Impact of 53rd week	—	(76.5)		—	(76.5)
Net revenues from Footwear category wind down(2)	—	(15.5)		—	(65.8)
Organic net revenues - Levi’s®	$1,646.3	$1,577.1	4.4%	$5,882.7	$5,505.0	6.9%

Levi Strauss SignatureTM
As reported	$73.2	$73.0	0.3%	$245.7	$225.9	8.8%
Impact of foreign currency exchange rates	$—	$—		—	(0.3)
Organic net revenues - Levi Strauss SignatureTM	$73.2	$73.0	0.3%	$245.7	$225.6	8.9%

Denizen®
As reported	$—	$5.5	(100.0)%	$2.3	$33.2	(93.1)%
Impact of foreign currency exchange rates	$—	$—		—	(0.7)
Net revenues from Denizen® wind down(1)	$—	$(5.5)		(2.3)	(32.5)
Organic net revenues - Denizen®	$—	$—	*	$—	$—	*
___________
(1)Net revenues from Denizen® wind down for the twelve months ended December 1, 2024 is presented on a constant-currency basis and include an unfavorable foreign currency impact of $0.7 million.
(2)Net revenues from Footwear category wind down for the three and twelve months ended December 1, 2024 are presented on a constant-currency basis and include a favorable foreign currency impact of $1.0 million and $2.6 million, respectively.

* Not meaningful

Constant-Currency Adjusted EBIT and Constant-Currency Adjusted EBIT Margin:
The table below sets forth the calculation of Adjusted EBIT and Adjusted EBIT margin on a constant-currency basis for each of the periods presented.

	Three Months Ended			Twelve Months Ended
	November 30, 2025	December 1, 2024	% Increase	November 30, 2025	December 1, 2024	% Decrease

	(Dollars in millions)
Adjusted EBIT(1)	$213.4	$243.1	(12.2)%	$719.0	$645.4	11.4%
Impact of foreign currency exchange rates	—	8.2	*	—	2.9	*
Constant-currency Adjusted EBIT	$213.4	$251.3	(15.1)%	$719.0	$648.3	10.9%

Adjusted EBIT margin	12.1%	13.9%	(12.9)%	11.4%	10.7%	6.5%
Impact of foreign currency exchange rates	—%	0.2%	*	—%	—%	*
Constant-currency Adjusted EBIT margin(2)	12.1%	14.1%	(14.2)%	11.4%	10.7%	6.5%
_____________

(1)	Adjusted EBIT is reconciled from net income from continuing operations which is the most comparable GAAP measure. Refer to Adjusted EBIT and Adjusted EBITDA table for more information.
(2)	We define constant-currency Adjusted EBIT margin as constant-currency Adjusted EBIT as a percentage of constant-currency net revenues.
* Not meaningful

Constant-Currency Adjusted Net Income and Adjusted Diluted Earnings per Share:
The table below sets forth the calculation of Adjusted net income and Adjusted diluted earnings per share on a constant-currency basis for each of the periods presented.

	Three Months Ended			Twelve Months Ended
	November 30, 2025	December 1, 2024	% Increase	November 30, 2025	December 1, 2024	% Decrease

	(Dollars in millions, except per share amounts)
Adjusted net income(1)	$162.9	$199.9	(18.5)%	$537.1	$499.4	7.5%
Impact of foreign currency exchange rates	—	1.9	*	—	(0.6)	*
Constant-currency Adjusted net income	$162.9	$201.8	(19.3)%	$537.1	$498.8	7.7%
Constant-currency Adjusted net income margin(2)	9.2%	11.3%		8.5%	8.3%

Adjusted diluted earnings per share	$0.41	$0.49	(16.3)%	$1.34	$1.24	8.1%
Impact of foreign currency exchange rates	—	0.01	*	—	—	*
Constant-currency adjusted diluted earnings per share	$0.41	$0.50	(18.0)%	$1.34	$1.24	8.1%
_____________

(1)	Adjusted net income is reconciled from net income from continuing operations which is the most comparable GAAP measure. Refer to Adjusted net income table for more information.
(2)	We define constant-currency Adjusted net income margin as constant-currency Adjusted net income as a percentage of constant-currency net revenues.
* Not meaningful